UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2011, AXIS Capital Holdings Limited (the “Company”) and certain subsidiaries of the Company (together with the Company, the “Borrowers”) entered into an amendment to the Credit Agreement dated August 24, 2010 (the “Credit Agreement”) among the Borrowers, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Fronting Bank and LC Administrator (the “Amendment”). The Amendment modifies certain definitions contained in the Credit Agreement in order to permit the disposition of the capital stock of AXIS Specialty Limited to a newly formed Bermuda holding company subsidiary of the Company. All other material terms and conditions remain unchanged.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Document

10.1	First Amendment to Credit Agreement, dated as of November 21, 2011, among AXIS Capital Holdings Limited, certain subsidiaries of AXIS Capital Holdings Limited party thereto, designated Lenders thereto, and Bank of America, N.A., as Administrative Agent, Fronting Bank and LC Administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2011

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr. General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	First Amendment to Credit Agreement, dated as of November 21, 2011, among AXIS Capital Holdings Limited, certain subsidiaries of AXIS Capital Holdings Limited party thereto, designated Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Fronting Bank and LC Administrator.